Exhibit 10.4

GUARANTY OF PAYMENT

THIS GUARANTY OF PAYMENT (as the same may be hereafter amended, modified, restated, renewed, replaced, supplemented or extended, this “Guaranty”) is made as of August 27, 2026, CERo Therapeutics Inc., a Delaware corporation (the “Guarantor”), in favor of SRX Global Inc. (f/k/a SRx Health Solutions, Inc.), a Delaware corporation (together with its permitted successors and assigns, “Lender”).

R E C I T A L S:

WHEREAS, contemporaneously herewith, Lender has made available to CERo Therapeutics Holdings, Inc., a Delaware corporation (“Borrower”), loans in with the aggregate principal amount of the loans not to exceed $11,666,108.77 (the “Loans”) pursuant to that certain Consolidated Senior Secured Promissory Note, dated as of the date hereof, made by Borrower, as maker, in favor of Lender, as payee (together with all extensions, renewals, modifications, substitutions and amendments thereof made in accordance with its terms, the “Note”);

WHEREAS, , contemporaneously herewith, Borrower and Lender are entering into that certain Pledge and Security Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Pledge Agreement”), pursuant to which Borrower is granting Lender a continuing security interest in the Pledged Collateral (as defined in the Pledge Agreement) to secure the obligations described therein

WHEREAS, contemporaneously herewith, Guarantor and Lender are entering into that certain Asset Security Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Security Agreement”), pursuant to which Guarantor is granting Lender a continuing security interest in the Collateral (as defined in the Security Agreement) to secure the obligations described therein;

WHEREAS, Guarantor is a wholly-owned subsidiary of Borrower and will benefit from the making of the Loans by Lender to Borrower;

WHEREAS, Lender requires as conditions to making the Loans and entering into the Transaction Documents that Guarantor execute and deliver this Guaranty and the Security Agreement for the benefit of Lender; and

WHEREAS, all capitalized terms used in this Guaranty but not defined herein have the respective meanings given to such terms in the Note and, to the extent not defined in the Note, the Security Agreement.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Lender to make the Loans to Borrower and to enter into the Transaction Documents, Guarantor hereby represents, warrants, covenants and agrees with Lender as follows:

1. Authorization and Enforceability of Transaction Documents. The Note, this Guaranty, the Security Agreement, the Pledge Agreement and each other agreement, instrument and document, if any, executed and delivered by Borrower or Guarantor in connection with the Loans (as the same may be amended, modified, restated, renewed, replaced, supplemented or extended in accordance with their terms, collectively, the “Transaction Documents”) have been duly authorized and executed by Borrower or Guarantor, as applicable, and constitute legal, valid and binding obligations of Borrower or Guarantor, as applicable, enforceable against such party in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other legal or equitable principles now or hereafter in effect generally affecting creditors’ rights and remedies.

2. Obligations Guaranteed. Guarantor absolutely, unconditionally and irrevocably guarantees to Lender the due and punctual payment and performance of the following obligations, in each case when due under the Transaction Documents (collectively, the “Guaranteed Obligations”):

(a) the outstanding principal amount of all Loans and advances made under or evidenced by the Note and all interest, liquidated damages, late fees and other amounts that accrue or become due thereon or in respect thereof in accordance with the Note, in each case when due at stated maturity, by acceleration or otherwise;

(b) all other payment and performance obligations of Borrower under the Note and the other Transaction Documents to which Borrower is a party;

(c) all reasonable out-of-pocket costs and expenses, including reasonable attorneys’ fees, incurred by Lender in enforcing or protecting Lender’s rights under this Guaranty or any other Transaction Document, in each case to the extent permitted by applicable law (collectively, the “Expenses”); and

(d) all renewals, extensions, amendments, restatements and other modifications of any of the foregoing; provided that, subject to Section 8 of this Guaranty, this Guaranty shall terminate when all Guaranteed Obligations have been indefeasibly paid and performed in full in cash and any commitment of Lender to extend credit under the Note has terminated.

3. Unconditional Guaranty. This Guaranty is an absolute, unconditional, present and continuing guaranty of payment and performance and not of collection and is not conditioned upon any attempt to enforce Lender’s rights against Borrower or to realize upon the Collateral or any other security. Lender may proceed against Guarantor upon and during the continuation of an Event of Default under the Note after expiration of any applicable notice and cure period, without first proceeding against Borrower or exercising any right or remedy under the Transaction Documents. Guarantor waives and releases any claim (within the meaning of 11 U.S.C. § 101) against Borrower arising from a payment by Guarantor under this Guaranty and agrees not to exercise any subrogation, contribution or reimbursement right until the Guaranteed Obligations have been indefeasibly paid and performed in full in cash and any commitment of Lender to extend credit under the Note has terminated. Lender may exercise all rights and remedies available under this Guaranty, the other Transaction Documents or applicable law to collect amounts then due and payable hereunder or to compel performance of obligations then required to be performed hereunder, subject in all cases to the terms of the Transaction Documents.

4. Liability Unimpaired. Guarantor’s liability shall not be limited or impaired by: (i) any extension, renewal, forbearance, amendment or modification of the Note or any other Transaction Document made in accordance with its terms; (ii) any settlement or compromise with, or release of, Borrower or any other Person liable for the Guaranteed Obligations; (iii) any failure by Lender to exercise, or delay by Lender in exercising, any right or remedy under any Transaction Document; (iv) the invalidity, irregularity or unenforceability, in whole or in part, of the Note, any other Transaction Document or any obligation of Borrower thereunder; or (v) any other action or circumstance that might otherwise constitute a legal or equitable discharge or defense of a guarantor, other than the indefeasible payment and performance in full in cash of the Guaranteed Obligations and the termination of any commitment of Lender to extend credit under the Note. Nothing in this Section shall expand Guarantor’s liability beyond the Guaranteed Obligations.

5. Defined Terms. Capitalized terms used but not defined in this Guaranty have the meanings given to them in the Note. As used herein, the following terms have the meanings set forth below:

(a) “Security Agreement” means that certain Asset Security Agreement, dated as of the date hereof, by and between Guarantor and Lender, as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

(b) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with such Person; and “control” means the direct or indirect power to direct or cause the direction of the management and policies of a Person, whether through ownership, contract or otherwise.

(c) “Enforcement Costs” means the Expenses and any other reasonable out-of-pocket costs and expenses incurred by Lender in enforcing this Guaranty, including reasonable attorneys’ fees, in each case to the extent permitted by applicable law.

(d) “Person” means any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, governmental authority or other entity.

6. Preservation of Transaction Documents. Guarantor will not cause or permit Borrower to take or fail to take any action for the purpose of impairing the enforceability of the Transaction Documents or the security interest created by the Security Agreement or the Pledge Agreement or creating a defense to Guarantor’s obligations hereunder, subject to Borrower’s and Guarantor’s express rights under the Transaction Documents.

7. Payments; Certain Waivers. Guarantor waives presentment, demand (except any demand expressly required by the Note), protest, notice of acceptance of this Guaranty and notice of default (except any notice expressly required by the Note), and any requirement that Lender first proceed against Borrower or realize upon the Collateral or any other security before proceeding against Guarantor. Guarantor also waives any right to require a marshalling of Borrower’s or Guarantor’s assets. Guarantor retains any rights of subrogation, contribution, indemnification, set-off or reimbursement that Guarantor may have against Borrower; provided that Guarantor shall not exercise any such right, and each such right shall be subordinate to Lender’s rights, until the Guaranteed Obligations have been indefeasibly paid and performed in full in cash and any commitment of Lender to extend credit under the Note has terminated.

8. Reinstatement. This Guaranty shall continue to be effective or shall be reinstated automatically, as applicable, if any payment of a Guaranteed Obligation is rescinded or otherwise must be restored or returned by Lender as a preference, fraudulent transfer or otherwise in connection with an insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower, as though such payment had not been made. In that event, all reasonable Enforcement Costs incurred by Lender in defending or enforcing such continuance or reinstatement shall be included in the Expenses guaranteed under Section 2.

9. Litigation; Compliance with Judgments. Guarantor represents and warrants that there are no actions, suits or proceedings pending or, to Guarantor’s knowledge, threatened against Guarantor, at law, in equity or before any governmental authority, that would reasonably be expected to have a material adverse effect on Guarantor’s ability to perform its obligations hereunder. To Guarantor’s knowledge, Guarantor is not in default with respect to any order, writ, injunction, decree or demand of any court or governmental authority that would reasonably be expected to have such an effect.

10. Authorization and Enforceability; No Conflicts. Guarantor represents and warrants that it has full power and authority to enter into and perform its obligations under this Guaranty; the execution, delivery and performance of this Guaranty have been authorized by all necessary corporate action; and this Guaranty constitutes a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other legal or equitable principles now or hereafter in effect generally affecting creditors’ rights and remedies. Guarantor further represents and warrants that the execution, delivery and performance of this Guaranty do not and will not violate Guarantor’s organizational documents, applicable law or any material agreement binding on Guarantor or its assets.

11. Compliance with Laws. Guarantor represents and warrants that the execution, delivery and performance of this Guaranty do not and will not violate any applicable federal, state, provincial or local law, rule, regulation, ordinance, order, writ, judgment, injunction, decree, determination or award, or require any filing, registration, consent or approval thereunder, except for any filing, registration, consent or approval that has been made or obtained and remains in full force and effect.

12. Accuracy of Information; Full Disclosure. Guarantor represents and warrants that no document, financial statement, report, notice, schedule, certificate, statement or other writing furnished by or on behalf of Guarantor to Lender in connection with this Guaranty or the Loans contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case as of the date furnished.

13. Non-Waiver; Remedies Cumulative. No failure or delay by Lender in exercising any right, power or privilege under any Transaction Document shall operate as a waiver thereof or constitute acquiescence in any default by Borrower or Guarantor. A waiver on one occasion shall not bar the exercise of any right or remedy on a future occasion. Subject to the Transaction Documents, the rights and remedies provided in the Transaction Documents are cumulative and are not exclusive of any rights or remedies provided by law.

14. Transfers of Interests in Loans. Lender may sell, assign or transfer the Note, this Guaranty, the Security Agreement, the Pledge Agreement or any interest therein only as permitted by the Note and the Security Agreement. Guarantor consents to Lender’s disclosure of the Transaction Documents and information relating to Borrower, Guarantor or the Collateral to any prospective or actual transferee in connection with a transfer permitted by the Note and the Security Agreement, subject to applicable law and customary confidentiality obligations.

15. Subordination of Guarantor Loans. Any indebtedness now or hereafter owed by Borrower to Guarantor or any Affiliate of Guarantor is and shall remain subordinate to the Guaranteed Obligations. Guarantor shall not accept any payment of principal or interest on such indebtedness to the extent prohibited by Section 6(d) or any other applicable provision of the Note. This Section shall cease to apply when the Guaranteed Obligations have been indefeasibly paid and performed in full in cash and any commitment of Lender to extend credit under the Note has terminated.

16. Severability. If any provision of this Guaranty, or its application to any Person or circumstance, is prohibited or unenforceable in any jurisdiction, such provision shall be ineffective in that jurisdiction only to the extent of such prohibition or unenforceability, without invalidating the remaining provisions of this Guaranty or the application of such provision to any other Person, circumstance or jurisdiction.

17. Entire Agreement; Amendments. This Guaranty contains the entire agreement of Guarantor and Lender with respect to its subject matter and supersedes all prior oral or written agreements or statements relating to such subject matter. No provision of this Guaranty may be waived, amended or terminated except by a written instrument signed by Guarantor and Lender.

18. Successors and Assigns. This Guaranty shall bind Guarantor and its successors and permitted assigns and shall inure to the benefit of Lender and its successors and permitted assigns. Neither this Guaranty nor any right hereunder may be assigned or transferred except in connection with a transfer of the Note permitted by the Note and, as applicable, the Security Agreement.

19. Jurisdiction; Waiver of Trial by Jury. Guarantor irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute arising out of or in connection with this Guaranty, any other Transaction Document or any transaction contemplated hereby or thereby, and irrevocably waives and agrees not to assert any objection based on personal jurisdiction, venue or forum non conveniens. Nothing contained herein limits any right to serve process in any manner permitted by law or precludes Lender from bringing suit or taking other legal action in any other jurisdiction to collect the Guaranteed Obligations, realize on the Collateral or any other security, or enforce a judgment or other court ruling in favor of Lender. GUARANTOR HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

20. Provisional Remedies; Enforcement. Without limiting Section 19, Lender may seek temporary, preliminary or permanent injunctive relief, specific performance or other equitable remedies from any court having jurisdiction and may enforce any judgment or other court ruling in any jurisdiction.

21. Governing Law. This Guaranty shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Guaranty shall be governed by, the internal laws of the State of New York, without giving effect to any provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York.

22. Section Headings. The section headings and captions in this Guaranty are for convenience only and do not affect its interpretation or construction.

23. Liability Unaffected by Release. Except for the indefeasible payment and performance in full in cash of the Guaranteed Obligations and termination of any commitment of Lender to extend credit under the Note or an express written release of Guarantor by Lender, any release of Borrower or any other Person liable for a Guaranteed Obligation shall not affect Guarantor’s liability under this Guaranty.

24. Notices. All notices and other communications under this Guaranty shall be given in the manner provided in Section 8(a) of the Note and, in the case of Guarantor, shall be sent to Guarantor at the address specified for the Company in Section 8(a) of the Note or to such other address as Guarantor may designate by notice given in accordance with this Section.

25. Principles of Construction. All references to sections, schedules and exhibits are to sections, schedules and exhibits of or to this Guaranty unless otherwise specified. The words “hereof,” “herein” and “hereunder” refer to this Guaranty as a whole. The recitals are part of this Guaranty, and all attached exhibits and schedules, if any, are incorporated by reference. Defined terms apply equally to singular and plural forms; “including” means “including without limitation”; and references to any agreement include amendments, modifications and supplements made in accordance with its terms.

26. Counterparts; Electronic Signatures. This Guaranty may be executed in counterparts, each of which is deemed an original and all of which together constitute one instrument. Signatures delivered by electronic transmission, including by PDF or other electronic means, shall be effective as originals.

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IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered by its duly authorized officer as of the date first above written.

GUARANTOR:

CERo THERAPEUTICS, INC.

By:
Name:
Title:

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